Putnam High Yield Advantage
May 31, 2006 Semiannual Report

Because the electronic format for filing Form N SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A For the period ended May 31, 2006, Putnam Management has assumed $6,280 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 7).


72DD1(000s omitted)		Class A	    $16,177
				Class B       1,047

72DD2(000s omitted)		Class M		14,527
				Class Y		   341

73A1				Class A		0.217
				Class B		0.193

73A2				Class M		0.211
				Class Y		0.223

74U1	(000s omitted)		Class A		73,543
				Class B		 3,702

74U2	(000s omitted)		Class M		65,127
				Class Y		 1,451

74V1				Class A		6.01
				Class B		5.93

74V2				Class M		6.02
				Class Y		6.13


Additional Information About Errors and Omissions Policy  Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.